                                                                   EXHIBIT 10.01

                         AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS
                               (IMPROVED PROPERTY)

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 14th day of May, 2003, by and between T REIT - Thousand Oaks, LP, a Texas limited partnership, ("Seller"), and WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust and/or assigns ("Buyer"), with reference to the following facts:

         A. Seller owns certain real property located in Bexar County, Texas and more specifically described in Exhibit A attached hereto (the "Land"), commonly known as Thousand Oaks Shopping Center located at 2915 Thousand Oaks Drive, San Antonio, Texas and such other assets, as the same are herein described.

         B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Land and the associated assets.

NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1.       PURCHASE AND SALE

         1.1 The purchase and sale includes, and at Close of Escrow (hereinafter defined) Seller shall sell, assign, grant and transfer to Buyer, all of the following (hereinafter sometimes collectively, the "Property");

         1.1.1. The Land, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements and rights appurtenant to the Land (all of the foregoing being collectively referred to herein as the "Real Property");

         1.1.2. The interest of lessor or landlord in all leases (the "Leases" or "Tenant Leases"), including associated amendments, with all persons ("Tenants") leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security deposits, prepaid rent other than rent due for the month in which closing occurs, utility deposit, other deposits held in connection with the Leases, Lease guarantees and other similar credit enhancements providing additional security for such Leases;

         1.1.3. All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property, including, specifically, without limitation, equipment, furniture, tools and supplies, and all related intangibles including Seller's interest in the name "Thousand Oaks Shopping Center" (the "Personal Property");

         1.1.4. All the rights and appurtenances pertaining to the Real Property, including any mineral rights, rights under any reciprocal easement agreements or other recorded or unrecorded instruments benefiting the Property, any right, title, or interest of Seller in and to easements, adjacent or contiguous tracts, strips, gores, streets, alleys, or rights-of-way, any reversionary rights attributable to the Real Property, any condemnation awards made or to be made in lieu thereof, and any awards for damage to the Real Property by reason of a change of grade of any highway, street, road, or avenue (hereinafter called the "Appurtenances"); and

         1.1.5. All of the following to the extent they relate to or arise out of the design, construction, ownership, use, leasing, maintenance, service, or operation of the Real Property, Leases, or Personal Property: (i) contracts or agreements such as maintenance, service, or utility contracts (hereinafter called the "Contracts"), to the extent that Buyer elects to take assignment thereof, (ii) warranties, guaranties, indemnities, and claims, (iii) development rights, governmental approvals, licenses, permits, or similar documents, (iv) all wastewater capacity reservations of any kind or character relating or allocated to the Real Property issued by the City of San Antonio or any other governmental body and all other rights relating to sewage treatment capacity, water capacity, wastewater and storm water capacity, and other utilities currently serving the Real Property, (v) telephone exchanges, trade names, marks, all goodwill attributable to or associated with such trade names and marks, and other identifying material used by Seller in the operation of the Real Property, (vi) plans, drawings, specifications, surveys, engineering reports, environmental reports and audits, government or regulatory compliance reports, such as, American with Disabilities Act compliance reports, equipment manuals, and other technical manuals and descriptions, (vii) insurance contracts or policies, to the extent that Buyer elects to take assignment thereof, and
(viii) other property (real, personal, or mixed, tangible or intangible), owned or held by Seller to the extent Buyer elects to take assignment thereof (collectively, all such property described in this subparagraph being called the "Intangible Property").

2.       PURCHASE PRICE

The total Purchase Price of the Property shall be Fifteen Million Eight Hundred Eighty Thousand Dollars ($15,880,000.00) ("Purchase Price") payable as follows:

         2.1      Deposit/Further Payments/Down Payment.

         2.1.2 Within three (3) business days following mutual execution of the Agreement and delivery of the Agreement to the Escrow Holder (as hereinafter defined), Buyer shall deposit into Escrow the amount of $100,000 (the "Deposit"), in the form of a wire transfer payable to Stewart Title Company, Houston Division, 1980 Post Oak Blvd., Houston Texas 77056,

Attention Jim Putnam ("Escrow Holder"). Escrow Holder shall place the Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer's account. Notwithstanding any other provision in this Agreement, Buyer's Deposit and interest shall be fully refundable to Buyer for any reason throughout Buyer's Inspection Period (as hereinafter defined) or in the event Seller fails to perform its obligations under this Agreement.

         2.1.3 Additionally, concurrently with the deposit of the Deposit into Escrow, Buyer shall deliver to Seller the sum of One Hundred and 00/100 Dollars ($100.00) ("Inspection Fee") as consideration for Buyer's information review and property inspection rights set forth herein, which Inspection Fee shall remain the property of Seller in all instances.

         2.1.4 On or before Close of Escrow, Buyer shall deposit into Escrow the balance of the Purchase Price, subject to any adjustments and credits provided in this Agreement, by wire transfer payable to Escrow Holder.

3.       TITLE TO PROPERTY

         3.1      Title Insurance.

         3.1.1 Escrow Holder will obtain at Seller's cost owner's policy of title insurance for fee simple title to the Real property from Escrow Holder, showing Buyer as the insured (the "Title Policy") in the amount of the Purchase Price. The Title Policy is to be free and clear of encumbrances except as follows:

         3.1.2 The permitted exceptions included in such policy and approved by Buyer in writing; and

         3.1.3 The standard title policy form provisions and exceptions as modified as follows: (1) the restrictive covenants exception shall be deleted if the Title Policy does not list any restrictive covenants as exceptions to title;
(2) the standard exception for current taxes shall except only to taxes for the year in which the Close of Escrow occurs and shall indicate that such taxes are not yet due and payable; (3) the exception for rights of parties in possession shall except only to the rights of tenants in possession under leases identified on a schedule attached to the policy, which shall be a schedule of the Tenant Leases; and (4) the exception for any discrepancies, conflicts, encroachments, or any overlapping of improvements shall be deleted, except with respect to shortages in the area (any title fee or premium incurred in connection with the deletion of this item (4) shall be paid by Buyer).

         3.2.     Procedure for Approval of Title.

         Buyer shall order from Escrow Agent a title commitment (the "Title Report") committing to issue to Buyer an Owner's Title Policy, together with copies of all exceptions listed in such commitment (the "Title Documents"). Buyer shall have a period of ten (10) business days following the date of Buyer's receipt of all of the Title Documents and an updated survey to the existing Survey in Seller's possession, but in no event later than the expiration of the Inspection Period (hereafter defined) (the "Title Review Period") to review and approve the Title Documents (hereinafter defined) and the updated Survey (hereinafter defined). If the Title Documents reflect or disclose any defect, exception or other matter affecting the Property ("Title Defects") that is unacceptable to Buyer, then prior to the expiration of the Title Review Period, Buyer shall provide Seller with written notice of Buyer's objections. Seller may, at its sole option, elect to cure or remove the objections made by Buyer; provided, however, Seller shall have the obligation to act in good faith. Should Seller elect to attempt to cure or remove the objection, Seller shall have fifteen (15) days from the date of Buyer's written notice of objections ("Cure Period") in which to accomplish the cure. In the event Seller either elects not to cure or remove the objections or is unable to accomplish the cure prior to the expiration of the Cure Period, then Seller shall so notify Buyer in writing specifying which objections Seller does not intend to or cannot cure, and then Buyer shall be entitled, as Buyer's sole and exclusive remedies, either to (i) terminate this Agreement and obtain a refund of the Deposit by providing written notice of termination to Seller within ten (10) days from the date on which Buyer receives Seller's no-cure notice and returning the Due Diligence Items (hereinafter defined), or (ii) waive the objections and close this transaction as otherwise contemplated herein. If Buyer shall fail to notify Seller in writing within the Title Review Period of any objections to the state of title to the Property, then Buyer shall be deemed to have no objections to the state of such title and any exceptions to title or other conditions or matters which have not been objected to by Buyer and which are shown on the Survey or described in the Title Report shall be deemed "Permitted Exceptions."

4.       DUE DILIGENCE ITEMS

         4.1 Seller shall deliver to Buyer (or if specifically noted, make available for Buyer's inspection at the Property) each of the following, within three (3) days of the Opening of Escrow (collectively, the "Due Diligence Items"):

         4.1.1 Fully executed copies of all Tenant Leases (including all plot plans or other exhibits and guaranties that are a portion of the Tenant Leases) and Seller shall make available for buyer's inspection at the Seller's San Antonio office, 2700 N.E. Loop 410, Suite 330, San Antonio, TX 78217, correspondence or other written communications between Seller or its predecessor-in-title and the tenants under the Tenant Leases.

         4.1.2 Operating statements for the Property for the years 2001, 2002, and for the year-to-date for 2003, certified to be true and correct by Seller, itemized in reasonable detail as to expenses, and showing minimum rent, percentage rent, and other amounts collected from each tenant separately.

         4.1.3 Historical occupancy reports for the immediately preceding three (3) years, or if seller has owned the Property for a shorter period, for the period of seller's ownership, prepared no less frequently than on an annual basis.

         4.1.4 To the extent in Seller's possession or control, any architectural, structural, mechanical, and electrical "as-built" plans and specifications for the Improvements, together with copies of the building permit and certificate of occupancy relating to the Property.

         4.1.5 To the extent in Seller's possession or control, the title insurance commitment together with all instruments referred to in such commitment, together with a copy of the Seller's existing title policy.

         4.1.6 To the extent in Seller's possession or control, a leasing plan, and copies of all existing surveys.

         4.1.7 To the extent in Seller's possession or control, all soil reports, environmental reports, and engineering reports.

         4.1.8 A current rent roll in the form attached hereto as Exhibit B (certified to be true and correct by Seller), including for each tenant the current amount of minimum rent, percentage rent, CAM, taxes, insurance, other reimbursements, the lease start and end date, next rent increase, remaining options, and all security deposits, by tenant and amounts, as of the current date.

         4.1.9 To the extent in Seller's possession or control, copies of all tax bills applicable to the Property for the immediately preceding three (3) years.

         4.1.10 To the extent in Seller's possession or control, copies of all contracts affecting the Property (including, without limitation, contracts relating to security, maintenance, repairs, cleaning, etc.).

         4.1.11 A list, by tenant and amount, of all bad debt write-offs for the immediately preceding year and for the current year-to-date.

         4.1.12 A list, by tenant and amount, of all accounts receivable as of the current date.

         4.1.13   A list of the leased premises address for each tenant.

         4.1.14 A list of all outstanding tenant improvement allowances and tenant construction fundings that have not been paid.

         4.1.15 An explanation of how tenants are billed for utility costs including, water and trash removal (for example, tenant pays directly to service provider, utility costs included in CAM, leased premises separately metered and costs billed by landlord monthly, etc.) and all utility meter and account numbers for the Property.

         4.1.16 For any tenant that is required to report sales, tenant sales histories (to the extent in Seller's possession or control) and percentage rent paid for 2001, 2002, and by month for 2003.

         4.1.17 For the immediately preceding calendar year or lease year, as the case may be, a reconciliation report for CAM, taxes, and insurance for each of the tenants.

         4.1.18 To the extent in Seller's possession or control, copies of all petitions and the like relating to all litigation presently affecting the Property, and a status report describing any action Seller has filed or is contemplating filing against any tenant of the Property.

         4.1.19 A list of all capital expenditures, additions, or other expenditures of $7,500 or more made in connection with the Property for the immediately preceding three (3) years, or for the period of Seller's ownership of the Property, if shorter.

         4.1.20 Upon Buyer's request, to assist Buyer during its financial audit of Seller's records, Buyer shall making available at its Santa Ana office, 1551 N. Tustin Avenue, Suite 650, Santa Ana, CA 92705, copies of all checks and validated deposit slips for the immediately preceding two (2) months, including a general ledger or other detailed account statement showing the application of such disbursements and deposits.

4.2      ESTOPPEL CERTIFICATES.

         Seller shall obtain and deliver to Buyer at least three (3) business days prior to Close of Escrow estoppel certificates from all Major Tenants (as hereinafter defined) and at least 75% of the non-Major Tenants in the form attached hereto as Exhibit C. In the event Seller is unable to obtain estoppel certificates from 100% of the non-Major Tenants despite diligent efforts to do so, Seller shall deliver to Buyer an estoppel certificate executed by Seller and otherwise in the form required by Buyer for no more than 25% of the non-Major Tenants, and thereafter Seller shall continue to use diligent efforts to obtain an estoppel certificate executed by such lessees. At any time prior to Close of Escrow, Seller may substitute an estoppel certificate executed by a tenant under a lease to replace any estoppel certificate executed by Seller as landlord under the same lease previously delivered by Seller. Whether executed by the lessee or by Seller, the matters certified in the estoppel certificate shall be subject to Buyer's absolute and sole discretion to approve or disapprove. Buyer shall notify Seller within seven (7) business days of Buyer's receipt of a copy of the executed estoppel certificate of its approval or disapproval and the basis of such disapproval, if disapproved. Approval, disapproval and the basis of disapproval may be given by e-mail to Seller. If Buyer notifies Seller that it disapproves an estoppel certificate, and Seller notifies Buyer in writing that it is unable to obtain changes to such estoppel certificate that satisfy Buyer's issues and are acceptable to Buyer prior to the Close of Escrow, then Buyer shall have 5 business days from the date Buyer receives Seller's notice that Seller is unable to provide an acceptable estoppel to, by written notice to the Seller, either (i) accept the estoppel as is and close this transaction as otherwise contemplated herein or (ii) terminate this Agreement and obtain a refund of the Deposit, and neither party shall have any further obligation to the other except Buyer's indemnification obligations under Paragraph 5. In the event that Buyer fails to provide such written notice within the 5 business day period, Buyer shall be deemed to have chosen option (i) as to that estoppel.

5.       Inspections

         Buyer, at its sole expense, shall have the right to conduct feasibility, environmental, engineering and physical studies or other tests (the "Inspections") of the Property at any time during the Inspection Period (hereinafter defined). Buyer, and its duly authorized agents or representatives, shall be permitted to enter upon the Property at all reasonable times during the Inspection Period in order to conduct engineering studies, soil tests and any other Inspections and/or tests that Buyer may deem necessary or advisable. Buyer shall have the right to communicate with the Tenants. The tenant files, books and records relating to the ownership and operation of the Property shall be available for inspection by Buyer during ordinary business hours at Seller's management office and Buyer must arrange all Inspections of the Property with Seller at least two (2) business days in advance of any Inspections. In the event that the review and/or Inspection conducted pursuant to this paragraph shows any fact, matter or condition to exist with respect to the Property that is unacceptable to Buyer, in Buyer's sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedy, to (1) terminate this Agreement and obtain a refund of the Deposit, or (2) waive the objection, and close the transaction as otherwise contemplated herein. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections and to defend, indemnify and hold Seller harmless from all, claims, suits, losses, costs, expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages incurred by Seller as a result of any Inspections, PROVIDED, HOWEVER, this indemnity shall not include, and shall specifically exclude, any loss, liability, damage, injury, and claims arising out of or resulting from, in whole or in part, (a) any latent defect in, on, or under the Property, (b) the negligence, gross negligence, or willful misconduct of Seller, or Seller's agents, representatives, contractors, or employees, or (c) the discovery by Buyer, or its agents, representatives, contractors, or employees of the presence of any toxic or hazardous substance in, on, or under the Property, which condition must be remediated under applicable Environmental Laws (as that term is hereinafter defined). This indemnity shall survive the closing of this transaction (or if this transaction does not close, the termination of this Agreement) for a period of six months commencing on the Closing Date (as hereinafter defined), or if the transaction does not close, the date this Agreement is terminated. Upon the expiration of such six-month period, this indemnity shall automatically terminate without the necessity of any notice, and Buyer shall be conclusively deemed released from any liability or obligations under this indemnity.

5.1      APPROVAL.

         5.1.1 Buyer shall have until the date which is forty five (45) days after the later of (a) the full execution of this Agreement by the parties and
(b) the delivery of the Due Diligence Materials to Buyer ("Inspection Period") to approve or disapprove the Inspections and Due Diligence Items (excluding any estoppel certificates not approved by Buyer). If Buyer believed that the Due Diligence Items are not all delivered within three business days following the Opening of Escrow, as provided in Section 4.1, Buyer must provide the Seller with a written list of Due Diligence Items not delivered, no later than 6 six days after the Opening of Escrow. If Buyer shall fail to notify Seller and Escrow Holder of its approval of the Inspections and Due Diligence Items in writing within the Inspection Period, the condition of the Property shall be deemed disapproved. If Buyer shall disapprove or be deemed to disapprove the Inspections within the Inspection Period, this Agreement and the Escrow shall thereupon be terminated and the Deposit returned to Buyer. Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Paragraph 5.

         5.1.2 Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that, in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, along with copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by Buyer's third party consultants, subject to any agreement with a third party consultant preparing any such reports or materials ("Buyer's Reports"). Buyer shall cooperate with Seller at no expense to Buyer in order to obtain a waiver of any such limitations.

         5.1.3 Notwithstanding any contrary provision of this Agreement, Buyer acknowledges that Seller is not representing or warranting that any of the Due Diligence Items prepared by third parties are accurate or complete, such as the Survey, engineering reports and the like. Seller advises Buyer to independently verify the facts and conclusions set forth therein, provided however, Seller warrants that it has no knowledge of any material errors or misstatements in such information regarding the Property.

6.       ESCROW.

         6.1.     Opening.

         Purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. Escrow shall be deemed to be opened as of the date fully executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller ("Opening of Escrow"). This Agreement shall be considered as the Escrow instructions between the parties, with such further instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions, if acceptable to Buyer and Seller, shall be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.

6.2.     CLOSE OF ESCROW.

         6.2.1. Escrow shall close ("Close of Escrow") on August 11, 2003 ("Closing Date").

6.3.     BUYER REQUIRED TO DELIVER.

         Buyer shall deliver to Escrow the following:

         6.3.1. Within one (1) business day following the Opening of Escrow, the Deposit;

         6.3.2. On or before Close of Escrow, the payment required by Paragraph 2.1.2; provided, however that Buyer shall not be required to deposit the amount specified in Paragraph 2.1.2 until Buyer has been notified by Escrow Holder that (i) Seller has delivered to Escrow each of the documents and instruments to be delivered by Seller in connection with Buyer's purchase of the Property, (ii) Escrow Holder has committed to issue and deliver the Title Policy to Buyer, and (iii) the only impediment to Close of Escrow is delivery of such amount by or on behalf of Buyer;

         6.3.3. On or before Close of Escrow, such other documents as Escrow Holder may require from Buyer in order to issue the Title Policy;

         6.3.4. An original assignment and assumption agreement (the "Assignment and Assumption Agreement") duly executed by Seller assigning and conveying to Buyer all of landlord's right, title and interest in and to the Leases and the Contracts (to the extent Buyer elects to the assignment of any Contracts), including, without limitation, all security deposits existing as of the Close of Escrow, said Assignment and Assumption Agreement to include (i) Seller's indemnification of Buyer for liabilities, losses, damages, costs, and expenses incurred with respect to any action or cause of action accruing prior to the Close of Escrow under the Tenant Leases; ii) Buyer's indemnification of Seller for liabilities, losses, damages, costs, and expenses incurred with respect to any action or cause of action accruing from and after the Close of Escrow under the Tenant Leases, except for any liabilities, losses, damages, costs, and expenses arising out of the actions of the Seller; and (iii) an updated rent roll, including a statement, itemized in reasonable detail, of the expenses and capitalized expenditures for the Property for the last fiscal year completed before the Close of Escrow, certified by Seller as true, correct, and complete as of the Close of Escrow.

6.4      SELLER REQUIRED TO DELIVER.

         On or before Close of Escrow, Seller shall deliver to Escrow the following:

         6.4.1 A duly executed and acknowledged special warranty deed, conveying good and indefeasible fee title to the Property in favor of Buyer (the "Grant Deed") free of any exceptions other than the Permitted Exceptions;

         6.4.2 An executed Certificate of Non-Foreign Status (the "Non-Foreign Certificate");

         6.4.3 A bill of sale or other assignment of the Personal Property, if any, free of any exceptions other than the Permitted Exceptions in favor of Buyer and duly executed by Seller (the "Bill of Sale");

         6.4.4 Such other documents as Escrow Holder may require from Seller in order to issue the Title Policy;

         6.4.5 Tenant estoppel certificates from all Tenants to the Property as described in Section 4.2 hereof;

         6.4.6 Seller shall deliver to Buyer all keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller's possession;

         6.4.7 Seller shall deliver all records and files relating to the management or operation of the Property, in Seller's control or possession, including, without limitation, all insurance policies, original Certificates of Occupancies, original licenses, permits and governmental certificates and approvals, all security contracts, all tenant files (including original leases and correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by tenants of the Project;

         6.4.8 A counterpart original of the Assignment and Assumption Agreement executed by Seller;

         6.4.9 An assignment of all Intangible Property including, but not limited to, warranties and guaranties relating to construction of the Property, and an assignment, to the extent appropriate, of all sewage treatment capacity, wastewater capacity, water capacity, utility capacity, and all other utility rights relating or allocated to the Property, assignment of the right to use all names including, but not limited to, "Thousand Oaks", and logos used by Seller in connection with the Property (the "Assignment");

         6.4.10 Letters addressed to each tenant under the Tenant Leases advising of the change of ownership of the Property and informing such tenants to make future rental payments to Buyer;

         6.4.11 A reaffirmation certificate executed by Seller wherein Seller reaffirms and confirms that the representations and warranties of Seller set forth in this Agreement are and remain true and correct as of the Closing Date (the "Reaffirmation Certificate");

         6.4.12 Such evidence as may be reasonably required by Buyer evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various closing documents on behalf of Seller in connection with this Agreement (the "Seller's Certificate"); and

         6.4.13 Such other documents as Seller and Buyer may have agreed to deliver at the closing. All closing documents shall be prepared by Buyer and shall be consistent with this Agreement and with custom and usage for similar type transactions.

         6.4.14 Letters to all utility companies advising of the change of ownership of the Property and an assignment of all utility capacity allocated to the Property.

6.5.     BUYER'S COSTS.

Buyer shall pay the following:

         6.5.1    One-half (1/2) of Escrow Holder's fees, costs and expenses;

         6.5.2 All other costs customarily borne by purchasers of real property in Bexar County, Texas;

         6.5.3 If Buyer elects to obtain extended coverage title insurance, the amount by which the premium for an extended coverage policy of title insurance in the amount of the Purchase Price exceeds the premium for the Title Policy; and

         6.5.4    The cost to obtain a current survey.

6.6      SELLER'S COSTS.

         Seller shall pay the following:

         6.6.1.   One-half (1/2) of Escrow Holder's fees, costs and expenses;

         6.6.2. The cost of recording the Grant Deed, including documentary transfer taxes;

         6.6.3. All other costs customarily borne by sellers of real property in Bexar County, Texas; and

         6.6.4.   Escrow Holder's premium for the Title Policy.

6.7.     PRORATIONS.

         6.7.1. Rents, common area charges, escalations, and other tenant reimbursements (other than security deposits) payable under the Tenant Leases (collectively, the "Rents") for the Property or portions thereof shall be prorated as of the Close of Escrow, except that no proration shall be made for Rents not received by Seller as of the Close of Escrow (hereinafter called the "Delinquent Rents"). Buyer shall have no liability to Seller for the Delinquent Rents, but Buyer agrees to use "commercially reasonable efforts" (as hereinafter defined) for a period of six months after the Closing Date to collect the Delinquent Rents. For purposes of this Paragraph, the phrase "commercially reasonable efforts" shall mean that Buyer, through its collection department, shall periodically send written invoices to the tenants who owe the Delinquent Rents with a request for payment and shall periodically call such tenants to request payment of the Delinquent Rents. Buyer shall not be required to take any other action in order to satisfy the "commercially reasonable efforts" standard and specifically, without limiting the generality of the foregoing, Buyer shall not be required to file a lawsuit or eviction action, place the tenant in default, engage a third-party collection agency or law firm to aid in collection, lock-out or attempt to evict the tenant or exercise other similar landlord remedies under such Tenant Lease. Further, Seller shall not contact any tenants from and after the Closing Date. Amounts collected by Buyer from tenants owing Delinquent Rents shall be applied first to current amounts owed by such tenant and accruing on or after the Close of Escrow, then to any Delinquent Rents owing for the rent period during which the closing occurred (such amount to be prorated between Buyer and Seller as provided herein), and the remainder, if any, to Delinquent Rents owing prior to the rent period during which the closing occurred. Any such amounts applicable to Delinquent Rents received by Buyer shall be promptly forwarded to Seller. All security deposits received by Seller from any tenant under an existing Tenant Lease shall be paid over to Buyer at the Close of Escrow.

         6.7.2. General real estate taxes for the then current year relating to the Property shall be prorated as of the Close of Escrow. If the Close of Escrow shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be made on the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation of the Property, provided that, if the taxes actually due for the current year are more or less than the taxes for the preceding year, then within thirty (30) days after the issuance of the then current year's tax bill, Seller and Buyer shall adjust the proration of such taxes and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment; this covenant shall not merge with the deed delivered hereunder but shall survive the Close of Escrow. All special taxes or assessments assessed prior to the Close of Escrow shall be paid by Seller, and those assessed after the Close of Escrow shall be paid by Buyer.

         6.7.3. All other income from, and expenses of, the Property, including but not limited to public utility charges, interest, maintenance charges, and service charges, shall be prorated as of the Close of Escrow. To the extent that information for any such proration is not available at the Close of Escrow, the parties shall effect such proration within ninety (90) days after Close of Escrow. If, however, the proration of percentage rental from any tenant or any other item or income or expense cannot be made within ninety (90) days after the Close of Escrow, then the proration of such item for each such tenant shall be made within ten (10) days after the information relating to such item becomes available. Percentage rents for each Tenant Lease shall be prorated on the basis of the number of days elapsed during the tenant's percentage rent period as of the Close of Escrow and not on the basis of the amount of the tenant's sales which accrued during such percentage rent period as of the Close of Escrow. At the end of 2003, Buyer shall calculate year-end adjustments for the calendar year in which the Close of Escrow occurred for common area maintenance expenses, taxes, and insurance owed by or to any tenant under the Tenant Leases, and Buyer shall forward to Seller any amounts paid by tenants to Buyer which amounts are for the payment of such tenant's pro rata share of taxes to the extent such taxes are attributable to that portion of the tax year during which Seller owned the Property and for which taxes Seller gave Buyer a credit at the Close of Escrow. If based on such year-end calculations any tenants owe additional sums to the landlord for their pro rata share of common area maintenance expenses, taxes, and insurance under their respective Tenant Leases, Buyer agrees to send to such tenants on behalf of Seller invoices for those sums owed by such tenants and attributable to the portion of the annual period including the Close of Escrow during which Seller owned the Property and remit to Seller any amounts paid by tenants and received by Buyer in payment of such amounts; provided, however, Buyer shall only send such invoices to the tenants on behalf of Seller if Seller delivers to Buyer such invoices plus all supporting information and documentation to enable Buyer to respond to tenant inquiries regarding such invoices. If based on such year-end calculations the landlord owes a refund, credit, or other sums to any one or more tenants under the Tenant Leases for an overpayment of such tenant's or tenants' pro rata share of common area maintenance expenses, taxes, and insurance, Seller agrees to pay to Buyer an amount equal to such refunds, credits, or other sums, in the aggregate, owed to such tenants, which sums are attributable to the portion of the annual period including the Close of Escrow during which Seller owned the Property. The provisions of this subparagraph shall survive the closing.

         6.7.4. Buyer has advised Seller that it is a "reporting" company under the Securities Exchange Act of 1934, and by reason thereof, Buyer is required to conduct an audit of the Property in conformity with the rules and regulations promulgated by the Securities and Exchange Commission. To this end, Seller agrees to cooperate with Buyer to grant access to Buyer's auditors and authorized representatives in order to permit them to conduct an audit of the books and records of the Property and to furnish to Buyer and its authorized agents financial statements, rent rolls and federal income tax returns associated with the Property for the last three fiscal years. Upon completion of the audit, Seller also agrees to sign a representation letter to Buyer that, to Seller's best information, all information furnished to Buyer's auditors in this regard is true and complete in all material respects. The provisions of this subparagraph (f) shall survive the closing.

         6.7.5. For purposes of calculating prorations, the effective time and date of the proration shall be 12:01 a.m., Central Standard Time, on the Close of Escrow.

All leasing commissions owing and tenant improvements with respect to the Property transactions entered into prior to execution of this Agreement shall be paid by Seller, and Seller shall indemnify and hold Buyer harmless for Lease commission claims brought against the Property arising therefrom. All leasing commissions (but no legal fees) for new Leases and for Lease renewals and expansion options executed after the date of this Agreement shall be prorated between Buyer and Seller as their respective periods of ownership bear to the primary term of the new Lease. Notwithstanding the forgoing, if prior to the Close of Escrow a tenant listed on the attached rent roll (a "Current Tenant") terminates or cancels its lease or if its lease expires, then Seller shall pay all leasing commissions or tenant improvement allowances for any new tenants to the Property.

         6.7.6. Seller agrees to indemnify and hold Buyer harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonable attorneys' fees (except those items which under the terms of this Agreement specifically become the obligation of Buyer), brought by third parties and based on events occurring on or before the date of closing and which are in any way related to the Property, and all expenses related thereto, including but not limited to court costs and attorneys' fees.

         6.7.7. Buyer agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits and judgments, of any kind or nature, including court costs and reasonable attorneys' fees, brought by third parties and based on events occurring subsequent to the date of closing and which are in any way related to the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

6.8        DETERMINATION OF DATES OF PERFORMANCE.

           Promptly after delivery to Buyer of the Title Report, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:

           6.8.1.     The date of Opening of Escrow pursuant to Paragraph 6.1;

           6.8.2. The date of receipt of the Title Report and Survey by Buyer;

           6.8.3. The date by which title must be approved by Buyer pursuant to Paragraph 3.2;

           6.8.4. The date by which the Inspections must be approved by Buyer pursuant to Paragraph 5.1.1;

           6.8.5. The date by which the amounts described in Paragraph 2 must be deposited by Buyer, for which determination Escrow Holder shall assume satisfaction of the condition expressed in Paragraph 2 on the last date stated for its satisfaction; and

           6.8.6.     The date of Close of Escrow pursuant to Paragraph 6.2.

         If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

7.       REPRESENTATIONS, WARRANTIES, AND COVENANTS.

         7.1. Seller hereby represents and warrants as of the date hereof to Buyer as follows (for purposes of this Section 7, "To the best of Seller's knowledge" or similar phrase shall mean the actual knowledge of Karen Waring, asset manager of the Property and Sally Valdez, property manager of the Property).

         7.1.1. Seller is a limited partnership duly formed and validly existing under the laws of the Commonwealth of Virginia. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

         7.1.2. Seller has good and marketable title to the Property, subject to the conditions of title. There are no outstanding rights of first refusal, rights of reverter or option relating to the Property or any interest therein. To Seller's knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property. Subject to the Leases, Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, without material complaint or objection by any person.

         7.1.3. Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         7.1.4. The Due Diligence Items described in 4.1.1, 4.1.2, 4.1.8, 4.1.11, 4.1.12, 4.1.13, 4.1.14, 4.1.19 are and will be true, correct, accurate, and complete and will not omit to state any fact or condition, the omission of which makes any of such materials misleading. The Due Diligence Items listed on Exhibit D attached hereto (the "Third Party Due Diligence Items") are true and correct copies of those items in Seller's files.

         7.1.5. To the best of seller's knowledge, Seller has not received written notice that the location, construction, occupancy, operation, or use of the Property (including any improvements and equipment forming any part thereof) violates any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometimes collectively called "Applicable Laws").

         7.1.6. To the best of Seller's knowledge, Seller has not received written notice that the Property or Seller are currently subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment ("Environmental Laws").

         7.1.7. To the best of Seller's knowledge, Seller has no information or knowledge of any change contemplated in any of the Applicable Laws or of any judicial or administrative action, any action by adjacent landowners relating to the Property, which would adversely affect, prevent, or limit use of the Property as a retail shopping center.

         7.1.8. Each of the Tenant Leases is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding, and enforceable obligation of the tenant thereunder; To the best knowledge of Seller, neither Seller nor any tenant is in default thereunder and no tenant has any pending litigation, offset or counterclaim against Seller. No tenant has given any notice to Seller of intention of instituting litigation with respect to any Tenant Lease or terminating its tenancy. No tenant under a Tenant Lease, except for Tuesday Morning, has received any free rent or other rental concession that is attributable or applicable to a period on or after the Effective Date. Seller owns no interest, directly or indirectly, in any of the tenants of the Property, nor has Seller loaned money to any tenants for tenant improvements, delinquent rent, working capital, or any other matter. Buyer shall receive a credit at closing for the full amount of any free rent or other rental concessions given to Tuesday Morning.

         7.1.9. Except as disclosed in the Title Report, none of the landlord's interest in the Tenant Leases and none of the rents or other amounts payable thereunder have been assigned, pledged, or encumbered.

         7.1.10. No brokerage or leasing commissions or other compensation is due or payable or shall hereafter become due or payable with respect to or on account of any of the Tenant Leases or any extension or renewal thereof, except as noted on EXHIBIT "E" attached hereto. Seller will pay all such brokerage, leasing commissions, and other compensation and, at the closing, will deliver to Buyer releases from the brokers involved. There is no agreement or arrangement to pay any brokerage or leasing commissions or other compensation with respect to any renewal, extension, or expansion of any Tenant Lease on or after the closing except as disclosed on EXHIBIT "E" attached hereto.

         7.1.11. To the best knowledge of the Seller, the Seller has no information or knowledge that the Land has been contaminated by or used for the storage or disposal of any hazardous substances, hazardous waste, or petroleum. Seller has no information or knowledge that the Land or the Improvements contain any building material having asbestos-containing materials as a component part, any underground storage tanks, or any other environmental conditions that a prudent and cautious shopping center owner or buyer would remove or remediate.

         7.1.12. To the best of Seller's knowledge, here is no pending or threatened litigation (including, without limitation, any condemnation or notice of condemnation) affecting or related to the Property or any of the Tenant Leases.

         7.1.13. To the best of Seller's knowledge, there are no oral agreements affecting the Seller's interest in the Property.

         7.1.14. There are no agreements with any other person for the sale or other conveyance of the Property.

                  The foregoing representations and warranties shall be deemed to be repeated by Seller at the Close of Escrow and shall survive the Close of Escrow. Seller agrees to indemnify, defend, and hold Buyer harmless from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs, and expenses (including reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Buyer at any time and from time to time by reason of or arising out of (i) the breach of any representation or warranty of Seller set forth herein; or (ii) the ownership, construction, occupancy, operation, use, and maintenance of the Property prior to the Close of Escrow.

                  The foregoing indemnity applies, without limitation, to the violation on or before the Close of Escrow of any Environmental Law in effect on or before the Close of Escrow and to any and all matters arising out of any act, omission, event, or circumstance existing or occurring on or prior to the Close of Escrow (including, without limitation, the presence on the Property or release from the Property of hazardous substances or solid waste disposed of or otherwise released prior to the Close of Escrow), regardless of whether the act, omission, event, or circumstance constitutes a violation of any Environmental Law at the time of its existence or occurrence and such indemnity shall survive the Close of Escrow or any earlier termination of this Agreement. The terms "hazardous substance" and "release" shall have the meanings specified in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), and the terms "solid waste," "underground storage tank," and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "release," "solid waste," "underground storage tank," or "disposed" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

7.2      COVENANTS OF SELLER.

         Seller hereby covenants as follows:

         7.2.1 At all times from the date hereof through the date of closing, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller on the date hereof;

         7.2.2 From the date of execution of this Agreement through the date of closing, Seller will not enter into any new lease with respect to the Property, without Buyer's prior written consent, which shall not be unreasonably withheld. Exercise of a renewal option shall not be considered a new lease. Any brokerage commission payable with respect to a new lease shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new lease. Further, Seller will not modify, extend or terminate any existing Lease covering space in the Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld. Seller will not consent to any tenant assignment, sublet, release or transfer without first obtaining the written consent of Buyer, which shall not be unreasonably withheld. Buyer shall have five (5) business days in which to approve or disapprove of any new lease for which it has a right to consent. Failure to respond in writing within said time period shall be deemed to be consent;

         7.2.3 From the date of execution of this Agreement through the date of closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing;

         7.2.4 Seller shall not, without Buyer's written approval, (a) amend or waive any right under any Service Contract, or (b) enter into any agreement of any type affecting the Property that would survive the Closing Date;

         7.2.5 Seller shall fully and timely comply with all obligations to be performed by it under the Leases, the Contracts, and all permits, licenses, approvals and laws, regulations and orders applicable to the Property;

         7.2.6 Seller will cause the Property to be maintained and operated in the Seller's usual and customary manner;

         7.2.7 If Seller discovers any defect, error, or omission in any Due Diligence Items, Seller will promptly give Buyer notice with detailed information correcting such defect, error, or omission; and

         7.2.8    Seller shall give notice to Buyer on the earlier of (i) three
(3) business days after Seller's receiving notice or (ii) three (3) business days prior to the Close of Escrow of any actions or proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.

       7.3 Approval of Property. The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyer's acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the physical condition of the Property, such state of facts as an accurate survey, environmental report and inspection would show, the present and future zoning ordinance, ordinances, resolutions. Except as expressly provided in this Agreement, the Grant Deed, Assignment and Assumption Agreement, Bill of Sale, Non-Foreign Certificate, Assignment, Reaffirmation Certificate, Seller's Certificate and any Seller's estoppel given, (collectively the "Seller Closing Documents") Buyer shall not be entitled to and shall not rely upon, Seller or Seller's agents with regard to, and Seller will not make any representation or warranty with respect to: (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property;
           (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (iv) the development potential of the Property, its habitability, merchantability, or the fitness, suitability, or adequacy of the Property for any particular purpose;
           (v) the zoning or other legal status of the Property; (vi) the Property or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right-of-way, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting the Property except as expressly set forth in this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE SELLER CLOSING DOCUMENTS, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY AND SELLER SPECIFICALLY DISCLAIMS ANY OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE SELLER CLOSING DOCUMENTS, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, AND THE CLOSING DOCUMENTS, BUYER WILL BE ACQUIRING THE PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS," IN ITS PRESENT STATE AND CONDITION, SUBJECT ONLY TO NORMAL WEAR AND TEAR AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS.

           BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, ORAL WARRANTIES OR ORAL REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY ON BEHALF OF SELLER. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT OR ANY SELLER CLOSING DOCUMENT.

8        REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to Seller as follows:

         8.1 Buyer is a Trust duly organized and validly existing under the laws of the State of Texas. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Buyer is a party. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

9.       CONDITIONS PRECEDENT TO CLOSING.

         The obligations of Buyer pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:

         9.1 All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement.

         9.2 There shall be no change in the matters reflected in the Title Report, and there shall not exist any encumbrance or title defect affecting the Property not described in the Title Report except for the Permitted Exceptions or matters to be satisfied at closing.

         9.3 Effective as of closing, the management agreement affecting the Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

         9.4 Seller shall have operated the Property from and after the date hereof in substantially the same manner as prior thereto.

         9.5 On the Close of Escrow, neither Seller nor any Major Tenant (as hereinafter defined) shall have filed a petition under any section of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, nor shall Seller or any Major Tenant have been adjudged bankrupt or insolvent, nor shall any rearrangement of its debts have been requested by Seller or any Major Tenant; neither Seller nor any Major Tenant shall be insolvent and no receiver or trustee shall have been appointed for Seller or any of Seller's assets, or for any Major Tenant or any of the assets of a Major Tenant. For purposes hereof, the term "Major Tenant" shall mean HEB, Beall's, Tuesday Morning, Christian Faith Center, The Treusdell Co., Taco Cabana, Blockbuster and Hallmark.

         9.6      No Major Tenant shall be in default under its Tenant Lease.

         9.7 If the Property is subject to any reciprocal easement agreements, agreement of covenants, conditions, and restrictions, or similar documents with adjacent landowners, Buyer shall receive at least three( 3) business days (and not more than fifteen(15) days) before the closing an estoppel certificate from each owner of the adjacent property subject to such documents which estoppel certificate shall state, among other things, that there are no defaults by Seller or claims against Seller arising out of such documents and shall otherwise be in form and substance acceptable to Buyer.

         9.8 If there are any mortgages or other liens affecting the Property, the Seller shall pay off and obtain recordable releases and terminations of all such mortgages and liens, whether the Purchase Price is sufficient to pay off such mortgages and other liens, and Seller shall be responsible for any prepayment premiums, document preparations fees, any fees to record any releases or terminations, and other fees charged by mortgages in connection with this transaction.

         9.9      All documents required to be delivered by Seller pursuant to
Section 6.4 of this Agreement shall be in form and substance acceptable to Buyer.

         9.10 There shall be no change in the matters reflected in the Survey.

         9.11 There shall be no moratorium on municipal and utility services which are available to the Property.

         9.12 There shall be no litigation pending or threatened affecting the Property.

         9.13 There shall not have been any breach of any of the representations and warranties made by Seller herein.

         9.14     The Buyer shall receive the estoppel certificates described in
Section 4.2 at least three (3) business days before the Closing Date.

         9.15 Each covenant of Seller provided in this Agreement shall be a condition precedent to Buyer's obligation to consummate the purchase of the Property hereunder.

         9.16 If any such condition is not fully satisfied by closing, Buyer shall so notify Seller and may terminate this Agreement by written notice to Seller whereupon this Agreement may be canceled, the Deposit shall be paid to Buyer and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder.

         9.17 If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this paragraph, Seller may, within five (5) days of receipt of Buyer's Notices agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided Seller so satisfies such condition. If Seller fails to agree to cure or fails to cure such condition by the Closing Date, this Agreement shall be canceled and the Deposit shall be returned to Buyer and neither party shall have any further liability hereunder.

         9.18 The Improvements and the equipment forming a part of the Property shall be in good condition and repair, ordinary wear and tear due to normal conditions excepted. No condemnation affecting the Property shall have occurred or be pending or threatened.

10.      NOTICES.

         10.1 Except as otherwise expressly provided herein, all notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by United States Mail, as a registered or certified item, return receipt requested by telecopy or by Federal Express. Notices delivered by mail shall be deemed given when received. Notices by telecopy or Federal Express shall be deemed received on the business day following transmission. Notices shall be given to the following addresses:

         Seller:        Triple Net Properties, LLC
                        1551 N. Tustin Ave. #650
                        Santa Ana, CA 92705
                        Telephone: (714) 667-8252
                        Telecopy: (714)667-6860
                        Attention: Anthony W. Thompson

         Copy to:       Hirschler Fleischer
                        The Federal Reserve Bank Building
                        701 East Byrd Street, 15th Floor
                        Richmond, VA 23219
                        Telephone: (804) 771-9567
                        Telecopy: (804) 644-0957
                        Attention: Louis J. Rogers, Esq.

         Buyer:         Weingarten Realty Investors
                        2600 Citadel Plaza Drive
                        Houston, TX 77008
                        Telephone: (713) 866-6000
                        Telecopy: (713) 866-6049
                        Attention: M. Candace DuFour, Vice President

         Copy to:       Weingarten Realty Management Company
                        2600 Citadel Plaza Drive
                        Houston, TX 77008
                        Telephone: (713) 866-6038
                        Telecopy: (713) 880-6126
                        Attention: Anne Burke, Assistant Counsel

11       REMEDIES.

         11.1 In addition to its other remedies available at law, in equity, or under this Agreement, if Seller should fail or refuse to perform any of Seller's obligations hereunder, Buyer may, at its option, exercise any one of the following remedies: (i) obtain a refund of the Earnest Money, with interest accrued thereon; or (ii) enforce specific performance.

         11.2 If Seller shall have complied with all Seller's covenants and obligations hereunder and all the conditions of Buyer's obligations hereunder shall have been timely fulfilled but Buyer defaults and fails and refuses to close the purchase of the Property as herein contemplated, Seller's sole and exclusive remedy shall be to receive the Earnest Money; it being acknowledged and agreed by Seller and Buyer that the Earnest Money to which Seller may be entitled under this Paragraph is a reasonable forecast of just compensation for the harm that could be caused by Buyer's default, that the harm that could be caused to Seller by such default is one that is difficult or impossible to accurately ascertain or predict, and that the payment of the Earnest Money to Seller upon Buyer's default shall constitute full satisfaction and accord of Buyer's obligations under this Agreement. Seller hereby waives and releases any claim for specific performance and all claims or remedies other than Seller's right to receive the Earnest Money in accordance with the terms of this Paragraph.

12.      ASSIGNMENT.

         Buyer may assign its rights under this Agreement to an entity in which Buyer has a significant interest.

13.      INTERPRETATION AND APPLICABLE LAW.

         This Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located (the "State"). Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

14.      AMENDMENT.

         This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

15.      ATTORNEY'S FEES.

         In the event it becomes necessary for either party to file a suit or arbitration to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit or arbitration.

16.      ENTIRE AGREEMENT; SURVIVAL.

         This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. The obligations of the parties hereunder and all other provisions of this Agreement shall survive the closing or earlier termination of this Agreement, except as expressly limited herein.

17.      MULTIPLE ORIGINALS ONLY; COUNTERPARTS.

         Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

18.      ACCEPTANCE.

         Time is of the essence of this Agreement. The date of execution of this Agreement by Seller shall be the date of execution of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the laws of the State of California if it is not the State, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the State of California if it is not the State.

19.      REAL ESTATE COMMISSION.

         Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with Trammell Crow Company as its broker and Seller will pay any commission due to said broker arising out of this transaction. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this paragraph.

20.      EXCHANGE.

         Seller reserves the right to structure the sale of the Property as a like kind exchange pursuant to Section 1031 of the Code. In such event Seller shall have the right to assign its interest in this Agreement to a qualified exchange intermediary of its choosing to effect such exchange. Buyer shall sign a customary assignment and/or notice of assignment, however, such assignment shall at no cost or expense to Buyer and shall not otherwise affect the term of this Agreement. Seller agrees to execute such documents or instruments as may be necessary or appropriate to evidence any Buyer's tax-deferred exchange pursuant to section 1031 of the Code, provided that Seller's cooperation in such regard shall be at no additional cost, expense, or liability whatsoever to Seller, and that no additional delays in the scheduled Close of Escrow are incurred unless mutually agreed upon by all parties to this Agreement.

21.      NO OTHER NEGOTIATIONS.

         It is understood and acknowledged that Buyer will incur various costs and expenses incident to verification of the Due Diligence Items. Accordingly, Seller agrees that during the period between the execution of the Agreement and Close of Escrow, Seller will not engage in any negotiations with any party other than Buyer relating to the sale of the Property or offer the Property for sale or grant any options with respect to the Property and, in case of any inquiries about the Property, will respond that the Property is no longer for sale.

22.      REIT DISCLOSURE.

         Buyer is an unincorporated trust organized under the Texas Real Estate Investment Trust Act. Neither the shareholders of Buyer, nor its Trust Manager, officers, employees or other agents shall be personally, corporately or individually liable, in any manner whatsoever, for any debt, act, omission or obligation of Buyer, and all persons having claims of any kind whatsoever against Buyer shall look solely to the property of the Buyer for the enforcement of their rights (whether monetary or nonmonetary) against Buyer.

23.      APPROVAL.

         This Agreement will be subject to the final approval by the Board of Directors for T REIT. Seller represents that such approval shall take place within ten (10) business days of the date of execution of this Agreement (the "Approval Period"). If Buyer does not receive written notice from Seller that this Agreement has not been approved by the Board of Directors for T REIT on or before the expiration of the Approval Period, then such approval shall be deemed given and this Agreement shall be a binding and enforceable obligation against Seller.

24.      CONFIDENTIALITY.

         Buyer agrees that, prior to the closing, all non-public Property information received by Buyer (the "Property Information") shall be kept confidential as provided in this paragraph. Without the prior written consent of Seller, prior to the closing, the Property Information shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer's representatives who need to know the Property Information for the purpose of evaluating the Property and who are informed by the Buyer of the confidential nature of the Property Information; (2) as may be necessary for Buyer or Buyer's representatives to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements; to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer's representatives; to comply with regulatory or judicial processes; or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates; and
(3) to prospective tenants of the Property.

25.  Damage or Destruction Prior to Close of Escrow.

         In the event that the Property should be damaged by any casualty prior to the Close of Escrow, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties, is:

25.1 Less than One Hundred Thousand Dollars ($100,000), the Close of Escrow shall proceed as scheduled and any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration. In addition, Seller shall credit Buyer at the Close of Escrow for the amount of any insurance deductible if the Property is not fully restored by Seller prior to the Close of Escrow;

or if said cost is:

25.2 Greater than One Hundred Thousand Dollars ($100,000), then either Seller or Buyer may elect to terminate this Agreement, in which case the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification obligations under Paragraph 5.

26. Expiration

         This instrument, when signed by Buyer, shall constitute an offer which shall automatically expire and be of no force or effect at 5:00 p.m. on May 18, 2003, unless prior to such date and time counterparts of this instrument are executed by Seller and delivered to Buyer and the Escrow Holder.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                               SIGNATURE PAGE FOR

                          THOUSAND OAKS SHOPPING CENTER

                               SAN ANTONIO, TEXAS

EXECUTED BY SELLER on this the 14th day of May, 2003.

SELLER:

T REIT - THOUSAND OAKS, LP, a Texas limited partnership

By:       T REIT - Thousand Oaks GP, LLC,
          a Texas limited liability company
          Its: General Partner

          By:     Triple Net Properties, LLC, a Virginia
                  limited liability company
                  Its: Manager

                  By:
                      -----------------------------------
                          Anthony W. Thompson, President

EXECUTED BY BUYER on this the __________ day of May, 2003.

BUYER:

WEINGARTEN REALTY INVESTORS,
a Texas real estate investment trust

By:___________________________________________________
         M. Candace DuFour, Vice President

                               SIGNATURE PAGE FOR

                          THOUSAND OAKS SHOPPING CENTER

                               SAN ANTONIO, TEXAS

EXECUTED BY SELLER on this ________ day of May, 2003.

SELLER:

T REIT - THOUSAND OAKS, LP, a Texas limited partnership

By:       T REIT - Thousand Oaks GP, LLC,
          a Texas limited liability company
          Its: General Partner

          By:     Triple Net Properties, LLC, a Virginia
                  limited liability company
                  Its: Manager

                  By:__________________________________________________________
                          Anthony W. Thompson, President

EXECUTED BY BUYER on this 15th day of May, 2003.

BUYER:

WEINGARTEN REALTY INVESTORS,
a Texas real estate investment trust

By:_____________________________________
      M. Candace DuFour, Vice President

ESCROW HOLDER:

______________________________

By: _______________________________________
Name: _____________________________________
Title: ____________________________________